UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        May 5, 2010

NeoMagic Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22009	77-0344424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2372-A Qume Drive, San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (408) 428-9725

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement.

Effective May 5, 2010, NeoMagic Corporation (the “Company”) entered into a Master Development and License Agreement (the “Agreement”) with Synapse Design Automation, Inc., a Delaware corporation (“Synapse”), in which Synapse will design and implement (analog & digital) a USB 3.0 transceiver (“USB Transceiver IP”) that the Company expects to use in a semiconductor chip to be manufactured (“SyMagic Transceiver”), as well as successor chips.  The Agreement supersedes the memorandum of understanding between the parties as referenced in the Company’s Form 8-K filed on April 9, 2010.

Under the Agreement the parties shall jointly own the USB Transceiver IP and agree to cooperate regarding protecting the USB Transceiver IP.  Pursuant to the terms of the Agreement, the Company agrees to pay Synapse up to $1,000,000 for its development work ($200,000 of which was due on the later of (i) the start date for such development work and (ii) the effective date of the Agreement) and Synapse is responsible for providing (at its own expense) all services, personnel, equipment, licenses and other supplies required to perform such services.  Payments by the Company in excess of the initial $200,000 are subject to the achievement of milestones by Synapse in the development of the USB Transceiver IP.

The Agreement also provides that the Company may use the USB Transceiver IP and related intellectual property rights to manufacture SyMagic Transceivers.  It also provides that Synapse may market and license the USB Transceiver IP for inclusion in chipsets or systems-on-a-chip, but not for inclusion in a standalone USB 3.0 transceiver chip.  Royalties would be payable by the Company to Synapse based on sales of the SyMagic Transceivers.  Synapse would pay royalties to the Company in connection with revenue from licensing or sublicensing of the USB Transceiver IP or the sale of products containing the USB Transceiver IP.

The foregoing description of the principal terms of the Agreement is a general description only, does not purport to be complete and is qualified in its entirety by reference to the terms of the Agreement attached hereto as Exhibit 10.36, which is incorporated herein by this reference.

Safe Harbor for Forward-Looking Statements

Statements in this Form 8-K regarding the Company’s expectations and beliefs concerning the USB Transceiver IP and SyMagic Transceiver and other chips to be manufactured by the Company are “forward-looking statements” that involve risks and uncertainties.  All forward-looking statements included in this Form 8-K are based upon information available to the Company as of the date of this Form 8-K, which may change, and we assume no obligation, and do not intend, to update any such forward-looking statements, whether as a result of new information, future events or otherwise.  These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions; the delay in development of the USB Transceiver IP; manufacturing problems in the production of SyMagic Transceivers; the inability to properly commercialize the USB Transceiver IP or SyMagic Transceivers; the impact of competitive products and pricing; timely acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry overcapacity; and other risks detailed from time to time in the Company’s SEC reports and filings, including our Form 10-K for the year ended January 25, 2009, filed on May 11, 2009, and our subsequent Form 10-Q reports.

ITEM 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.36	Master Development and License Agreement dated May 5, 2010 by and between the Company and Synapse Design Automation, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date:	May 11, 2010	/s/ Syed Zaidi
SYED ZAIDI
President and Chief Executive Officer

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